UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33404	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

 (972) 219-3330
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of Uranium Resources, Inc., a Delaware corporation (the “Company”), was held on January 14, 2013. At that meeting, the stockholders of the Company considered and acted upon the following proposals:

Proposal 1: Reverse Stock Split. By the vote reflected below, the stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than 1-for-5 and not more than 1-for-15, such ratio to be determined in the discretion of the Board of Directors of the Company:

For	Against	Abstain
118,993,340	8,988,316	107,963

Proposal 2: Adjournment of the Special Meeting. By the vote reflected below, the stockholders authorized an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1:

For	Against	Abstain
120,309,810	6,680,872	1,098,937

Item 8.01. Other Events.

On January 14, 2013, the Company issued a press release announcing the results of the special meeting. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM RESOURCES, INC.

Date:	January 16, 2013	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 14, 2013.